UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2004

Aqua America, Inc. Employees 401(k) Savings Plan and Trust

(Exact Name of Registrant Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-6659 (Commission File Number)	01-0049450 (I.R.S. Employer Identification No.)

762 West Lancaster Avenue
Bryn Mawr, Pennsylvania	19010-3489

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 527-8000

Consumers Water Company Employees’ 401(k) Savings Plan and Trust

(Former Name or Former Address, if Changed Since Last Report)

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Item 4.	Change in Registrant’s Certifying Accountant

On May 6, 2004, based upon the recommendation and approval by the Audit Committee of its Board of Directors, Aqua America, Inc. (the “Company”), as the Plan Sponsor of the Aqua America, Inc. Employees 401(k) Savings Plan and Trust (the “Plan”), formerly known as Consumers Water Company Employees’ 401(k) Savings Plan and Trust, dismissed PricewaterhouseCoopers LLP (“PwC”) as the independent public accountants for the Plan and engaged Beard Miller Company LLP to serve as the independent public accountants for the Plan for the fiscal year ended December 31, 2003. The decision to change independent public accountants for the Plan was not the result of any disagreement with PwC with respect to any reporting or disclosure requirements applicable to the Plan. The engagement of Beard Miller Company LLP relates only to the audit of the Plan’s financial statements. PwC will continue to act as the independent accountants with respect to the Company’s financial statements.

PwC’s reports on the Plan’s financial statements for each of the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2002 and 2001 and through May 6, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to PwC’s satisfaction, would have caused them to make reference to the subject matter in connection with their reports on the Plan’s financial statements for such years; and there were no reportable events as defined in Item 304(a) (1) (v) of Regulation S-K.

The Plan provided PwC with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of PwC’s letter dated May 12, 2004, confirming its agreement with such statements.

During the years ended December 31, 2002 and 2001 and through May 6, 2004, neither the Plan nor the Company consulted Beard Miller Company LLP with respect to the application of accounting principles to a Plan specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Plan’s financial statements or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.	Financial Statements and Exhibits
	(c)	Exhibits.

	16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated May 12, 2004, filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc. Employees 401(k) Savings Plan and Trust

BY:	AQUA AMERICA, INC.,
As Plan Sponsor of the foregoing Plan

By:	ROY H. STAHL

Roy H. Stahl
Executive Vice President and General Counsel

Dated: May 12, 2004

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Exhibit Index

Exhibit
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated May 12, 2004.